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                                  CONSENT OF INDEPENDENT AUDITORS


We  consent  to the  reference  to  our  firm  under  the  caption  "Independent
Autditors" and to the use of our reports dated February 7, 1997 on the consolidated financial statements and schedules of IDS Life Insurance Company and our report dated March 21, 1997 on the financial statements of IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ in Post Effective Amendment No. 27 to the Registration Statement (Form N-4 No. 2-73114) for the registration of the Variable Retirement and Combination Retirement Annuities Contracts to be offered by IDS Life Insurance Company.



Ernst & Young LLP
Minneapolis, Minnesota
April 15, 1997